Exhibit 33

DEFERRED CLOSING AND REGISTRATION RIGHTS AGREEMENT

This DEFERRED CLOSING AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of June 18, 2010, by and between SIGA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and MACANDREWS & FORBES LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Letter Agreement dated as of June 19, 2008, as amended pursuant to that certain Extension Agreement, dated as of April 29, 2009 (as amended, the “Letter Agreement”);

WHEREAS, pursuant to the terms of the Letter Agreement, the Purchaser provided an investment commitment to invest in the Company, at either party’s option, up to $8,000,000, in exchange for (i) Company common stock (the “Common Stock”) at a per share price equal to the lesser of (A) $3.06 and (B) the average of the volume-weighted average price per share for the 5 trading days immediately preceding the funding of such investment commitment, and (ii) warrants (the “Consideration Warrants”) to purchase 40% of the number of Company shares acquired by the Purchaser, exercisable at 115% of the Common Stock purchase price on such funding date (the “Consideration Warrant Shares”);

WHEREAS, on June 18, 2010 and pursuant to the terms of the Letter Agreement, the Purchaser notified the Company that it intends to exercise its right to invest $5,500,000, the entire amount remaining under the Letter Agreement, in the Company, which amount represents 1,797,386 shares of Common Stock (the “Shares”); and

WHEREAS, the parties are entering into this Agreement to provide for a deferred closing of the purchase and sale of the Shares (the “Closing”), pending the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Purchase and Sale of Securities.

(a)           Purchase and Sale of Securities.  Subject to the terms and conditions hereof, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares and certain Consideration Warrants (the “Related Consideration Warrants”), at a purchase price per Share of $3.06, for an aggregate amount of $5,500,000 (the “Purchase Price”).

(b)           Exemption.  Based in part on the representations and warranties of the Purchaser set forth herein, the offer and sale of the Shares and Related Consideration Warrants hereunder, and upon exercise of the Related Consideration Warrants, the Consideration Warrant Shares issued upon such exercise (the “Related Consideration Warrant Shares”), are being made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or such other exemptions from the registration requirements of the Securities Act as may be available with respect to the investment in the Shares and Related Consideration Warrants to be made hereunder.

2.	Closing and Deliverables.

(a)           Payment.  At the Closing, the Purchaser will deliver the Purchase Price to the Company via wire transfer in immediately available funds to the account designated in writing by the Company to the Purchaser.

(b)           Closing.  The Closing shall take place at the offices of the Company no later than the second business day after the satisfaction or waiver of the conditions set forth in Section 7 hereto (other than conditions that by their nature can be satisfied only at Closing, which conditions will be satisfied at such time), or at such other location, time and date as the parties agree in writing (the “Closing Date”).  The Closing shall be effective as of 11:59 pm (New York City time) on the Closing Date.

(c)           Deliverables.  At the Closing, or as soon as is reasonably practicable thereafter, (i) the Company shall (A) issue the Shares to the Purchaser and (B) deliver, to the Purchaser, one fully completed and executed warrant agreement (the “Warrant Agreement”) representing the Related Consideration Warrants in the form attached as Exhibit A hereto and (ii) each party shall deliver the certificates contemplated by Section 7 hereto.

3.           Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)           Incorporation and Qualification.  The Company has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)           Authority.  The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Shares and, upon exercise of the Related Consideration Warrants, issue and deliver, the Related Consideration Warrant Shares.  The execution and delivery of this Agreement, and upon exercise of the Related Consideration Warrants, the issuance and delivery of the Related Consideration Warrant Shares thereunder, have been duly and validly authorized by all necessary corporate action by the Company.  This Agreement has been duly and validly executed and delivered by and on behalf of the Company and constitutes a valid, legal and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally.  Upon exercise of the Warrant Agreement in accordance with its terms, including payment of the Exercise Price (as defined therein) for the Related Consideration Warrant Shares to be issued thereunder in full, the Related Consideration

Warrant Shares issued thereunder will be duly authorized, validly issued, fully paid and non-assessable.

(c)           Brokers and Finders.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company, the Purchaser or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement except as may be noted and disclosed to the Purchaser.

4.           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)           Power.  The Purchaser has been duly organized, is validly existing and is in good standing under the laws of its state of incorporation, with all limited liability company power and authority to execute, deliver and perform its obligations under the Agreement.

(b)           Authority. The Purchaser has the requisite power and authority to enter into this Agreement, and upon exercise of the Related Consideration Warrants, receive the Related Consideration Warrant Shares.  The execution and delivery of this Agreement and the acquiring of the Shares and Related Consideration Warrants hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Purchaser.  This Agreement has been duly and validly executed and delivered by or on behalf of the Purchaser and constitutes a valid, legal and binding agreement, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally.

(c)           Investment in Securities. The Purchaser:

(i)            is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquiring of the Shares and Related Consideration Warrants, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares and Related Consideration Warrants;

(ii)            is acquiring the Shares and Related Consideration Warrants in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of any Shares and/or Related Consideration Warrants; and

(iii)            will not, directly or indirectly, except in compliance with the Securities Act, the rules and regulations promulgated thereunder and such other securities or blue sky laws as may be applicable, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares and Related Consideration Warrants.

(d)           Exemptions.  The Purchaser understands that the Shares and Related Consideration Warrants are being issued to it in reliance upon specific exemptions from the registration requirements of Securities Act, the rules and regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares and Related Consideration Warrants.

(e)           Investment Risk.  The Purchaser understands that its investment in the Shares and Related Consideration Warrants involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile, that no representation is being made as to the future value of the Common Stock and that the Purchaser has carefully read and considered the matters set forth in public filings made by the Company with the Securities and Exchange Commission (“SEC”).  The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Related Consideration Warrants and has the ability to bear the economic risks of an investment in the Shares and Related Consideration Warrants.  The Purchaser has had a reasonable opportunity to review the Company’s public filings with the SEC, to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Purchaser or the Purchaser’s representatives have put to it, and all such inquiries have been answered to the full satisfaction of the Purchaser.

(f)           Restrictions on Securities.  The Shares and Related Consideration Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares and/or Related Consideration Warrants other than pursuant to an effective registration statement, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares and/or Related Consideration Warrants under the Act. The Purchaser agrees to the imprinting of a legend on the Shares and Related Consideration Warrants in the following or substantially similar form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

(g)           Reliance. The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Shares and Related Consideration Warrants, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors as it deems necessary or advisable.

(h)           No General Solicitation. The Purchaser is not aware of, is in no way relying on, and did not become aware of the offering of the Shares and Related Consideration Warrants through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering of the Shares and Related Consideration Warrants and is not subscribing for Shares and Related Consideration Warrants and did not become aware of the offering of the Shares and Related Consideration Warrants through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(i)           No Endorsement of Securities.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares and Related Consideration Warrants.

(j)           Brokers and Finders.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Purchaser, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement except as may be noted and disclosed to the Company.

(k)           Company’s Representations and Warranties.  Except as set forth in Section 3, the Company makes, and has made, no representation or warranty, express or implied, at law or in equity, in respect of any of the assets, liabilities or operations of the Company or any of its subsidiaries, and any such other representations or warranties are hereby expressly disclaimed.  Specifically, but in no way limiting the foregoing sentence, the Purchaser agrees and acknowledges that the Company disclaims any representation or warranty, and the Purchaser agrees that the Company shall not have any liability, with respect to any information concerning the Company or any of its subsidiaries not expressly represented or warranted to in this Agreement.

5.           Indemnification.

(a)           Survival of Representations and Warranties. The representations and warranties made hereunder shall survive the Closing for a period of one (1) year thereafter (the “Expiration Date”).   Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date.

(b)           Company Indemnification.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, the Purchaser, including its officers, directors, employees, partners, representatives and agents (each of the foregoing persons being a “Purchaser Indemnified Person”), from and against any and all losses, claims, damages, liabilities, costs and expenses (including documented and reasonable attorneys’ fees)

(collectively, “Losses”), actually incurred by a Purchaser Indemnified Person arising out of or based upon a material breach by the Company of any its representations or warranties contained in the Agreement or in any agreement, instrument or document delivered by the Company hereunder.

(c)           Purchaser Indemnification. The Purchaser agrees and covenants to hold harmless and indemnify the Company, including its officers, directors, employees, partners, representatives and agents (each of the foregoing persons being a “Company Indemnified Person”), from and against any and all Losses to which such Company Indemnified Person may become subject under the Securities Act or otherwise which arises out of or is based in any manner upon a material breach by the Purchaser of any its representations or warranties contained in the Agreement or in any agreement, instrument or document delivered by the Purchaser hereunder.

6.           Registration Rights. The Company grants registration rights, effective upon the Closing, to the Purchaser under the following terms and conditions:

(a)           If the Company shall receive from the Purchaser a written request that the Company effect a registration of the Shares and Related Consideration Warrant Shares (together, the “Registrable Securities”) it shall as soon as reasonably practicable effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all the Registrable Securities of the Purchaser as specified in such written request; provided, however, that the Company shall not be obliged to take any action to effect any such registration:

(i)           In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)           During the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)           After the Company has effected an aggregate of three (3) registrations pursuant to this Section 6(a) or 6.2(b), provided that (x) such registrations have been declared or ordered effective and (y) the offerings thereunder are not interfered with by any stop order, injunction, order or requirement of the SEC or other agency or court of competent jurisdiction; or

(iv)           If the Company shall furnish to the Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would (A) be materially detrimental to the Company or its stockholders, (B) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, or (C) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, if a registration statement (a “Registration Statement”) were to be filed in the near future, then the Company’s obligation to register, qualify or comply under this Section 6(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from Purchaser, provided, however, that in such event, (x) the Purchaser shall be entitled to withdraw such request and retain its rights under this Section 6(a) and (y) the Company shall not utilize this right more than once in any twelve (12) month period.

(b)           If, at any time, the Company shall determine to proceed with the preparation and filing of a Registration Statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a Registration Statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to the Purchaser.  Upon receipt of a written request from the Purchaser, within ten (10) days after receipt of any such notice from the Purchaser, the Company will cause the Registrable Securities requested by the Purchaser to be included in such Registration Statement, all to the extent required to permit the sale or other disposition by the Purchaser, of such shares.  The obligation of the Company under this Section 6(b) shall be limited as to three registration statements to which it applies, unless the Effectiveness Period (as defined below) has ended, provided that there shall be no duplication, and any Registrable Securities which are already included in a Registration Statement (other than a Registration Statement which has been withdrawn) may not be included in any other Registration Statement.  Notwithstanding the foregoing, the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 6(b).  In addition, if any registration effected pursuant to Section 6(a) or this Section 6(b) is a registered public offering involving an underwriting, the Company shall so advise the Purchaser in response to the written request received pursuant to Section 6(a) or as part of the written notice given pursuant to this Section 6(b).  In such event, the right of the Purchaser to include Registrable Securities in such registration pursuant to Section 6(a) or this Section 6(b) shall be conditioned upon the Purchaser’s execution of an underwriting agreement upon customary terms with the underwriter or underwriters selected by the Company.  Furthermore, if the lead underwriter advises the Company that marketing factors require a limitation (or elimination) of shares held by the Purchaser to be underwritten, the number of Registrable Securities that may be included in such Registration Statement and underwritten, if any, shall be allocated among the Purchaser and other holders, if any, of registration rights requesting registration in proportion, as nearly as practicable, to the respective number of shares held by them and for which they have registration rights on the date the Company gives the notice specified in Section 6(a) or this Section 6(b).

(c)           The Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement or (ii) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend. The Company shall respond as promptly as possible, but in no event later than fifteen (15) business days, to any comments received from the SEC with respect to the

Registration Statement or any amendment thereto and as promptly as possible provide the Purchaser with true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.

(d)           All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, in making filings with FINRA, and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company.  The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel.  The Company shall use its commercially reasonable efforts to qualify any of the Related Consideration Warrant Shares for sale in such states as the Purchaser reasonably designates.  However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.

(e)           Certificates evidencing the Registrable Securities shall not contain any legend: (i) while a Registration Statement covering the resale of such security is effective under the Securities Act if the registered holder has undertaken to only sell in accordance with the prospectus delivery and other requirements of the Registration Statement and Securities Act, (ii) following any sale of such Registrable Securities pursuant to Rule 144, (iii) if such Registrable Securities are eligible for legend removal under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effectiveness of the Registration Statement (in the case of item (i) herein) or upon request of the Purchaser (in the case of items (ii), (iii) or (iv) herein) if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any of the Related Consideration Warrants are exercised at a time when there is an effective registration statement to cover the resale of the underlying shares thereof, or if such underlying shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof), then such underlying shares shall be issued free of all legends.  The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 6(e), it will, promptly following the delivery by the Purchaser to the Company’s transfer agent of a certificate representing Registrable Securities accompanied by appropriate stock power or other required documentation, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends, in each case without charge to the Purchaser other than customary transfer fees which may be charged by the transfer agent or broker-dealer.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 6(e).

(f)           The Company will prepare and make available to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Registrable Securities under Rule 144.  The Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its counsel to issue such customary legal opinions as may be reasonably requested by the Purchaser in connection with such sales.  In addition, the Purchaser shall be entitled to three piggyback registration rights under Section 6(b) above.

(g)           In the case of each registration effected by the Company pursuant to this Section 6, the Company will keep the Purchaser advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

(i)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

(ii)           Notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the Purchaser, prepare and furnish to it a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the Purchaser, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than ten (10) consecutive business days (or a total of not more than thirty (30) calendar days in any 12-month period), the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an “Allowed Delay”); provided, further, that the Company shall promptly (a) notify the Purchaser in writing of the existence of (but in no event, without the prior written consent of the Purchaser, shall the Company disclose to the Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (b) advise the Purchaser in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

(iii)           Use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Purchaser (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof; and

(iv)           Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(h)           To the extent the Purchaser includes any Registrable Securities in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless the Purchaser and its directors and officers from and against, and will reimburse the Purchaser and/or its directors and officers with respect to, any and all loss, damage, liability, cost and expense to which the Purchaser may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser in writing specifically for use in the preparation thereof.

(i)           To the extent the Purchaser includes any Registrable Securities in a registration statement pursuant to the terms hereof, the Purchaser will indemnify and hold harmless the Company, its directors and officers, and will reimburse the Company, its directors and officers with respect to any and all loss, damage, liability, cost or expense to which the Company and/or its directors and officers may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in the preparation thereof.

(j)           To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

(k)           The Purchaser will cooperate with the Company in connection with this Agreement, including supplying within ten (10) days upon request all information and executing and returning any documents requested by the Company which are required to enable the Company to perform its obligations to register the Shares and the Related Consideration Warrant Shares. The Purchaser’s failure to provide any documents required by this Section 6(k) prior to the date on which the Registration Statement can be declared effective (by SEC clearance, passage of time, or otherwise) shall relieve the Company of its obligation to register the Purchaser’s Registrable Securities until such time as the Company files another Registration Statement hereunder.

7.           Covenants and Closing Conditions.

(a)           HSR.  Subject to the terms and conditions of this Agreement and applicable law, each of the Purchaser and the Company shall cooperate with each other and use its commercially reasonable efforts to make any filings required pursuant to the HSR Act in connection with the transactions contemplated hereby and to take any actions necessary to cause the expiration or termination of the waiting periods under the HSR Act.

(b)           Conditions to Closing.  The respective obligations of each of the parties to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver by the applicable party) on or prior to the Closing Date of each of the following conditions:

(i)           In the case of the Purchaser, the representations and warranties of the Company contained in this Agreement shall be true, complete and correct in all material respects at and as of the Closing Date, as though made on and as of such date, and the Company shall have delivered a certificate to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, certifying as to the foregoing, signed by an executive officer of the Company and dated as of the Closing Date.

(ii)           In the case of the Company, the representations and warranties of the Purchaser contained in this Agreement shall be true, complete and correct in all material respects at and as of the Closing Date, as though made on and as of such date, and the Purchaser shall have delivered a certificate to the Company, in form and substance reasonably satisfactory to the Company, certifying as to the foregoing, signed by an executive officer of the Purchaser and dated as of the Closing Date.

(iii)           In the case of either the Purchaser or the Company, any waiting period, including any extension thereof, applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

8.           Miscellaneous.

(a)           Entire Agreement.  This Agreement and the Warrant Agreement together constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings with respect hereto or thereto, whether written or oral.

(b)           No Waiver; Modifications in Writing.  No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.  No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof.  No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(c)           Execution in Counterparts.  This Agreement may be executed in two counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  Signature by facsimile or electronic PDF file shall constitute original signatures.

(d)           Binding Effect; Assignment.  The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other person, without the prior written consent of the other party hereto.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, their respective permitted heirs, representatives, executors, successors and assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective permitted heirs, representatives, executors, successors and assigns.

(e)           Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws.

(f)           Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Agreement or the transactions contemplated hereby may be instituted in any federal court situated in the State of New York or any state court of the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Agreement or the subject matter hereof or thereof may not be enforced in or by such court.  Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(g)           Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

(h)           Headings.  The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(i)           Expenses. Each party shall bear its own fees, costs and expenses in connection with the execution, delivery and performance of the Agreement.

(j)           Publicity.  The parties agree that no public release or announcement concerning the Agreement or the transactions contemplated hereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law, and which review and approval shall not be unreasonably withheld or delayed.

(k)           Enforcement.  The Purchaser acknowledges that the Company will be irreparably damaged if the provisions of this Agreement applicable to the Purchaser are not specifically enforced.  If the Purchaser shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Purchaser in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall be untrue or misleading as of the date made, the Company may proceed to protect and enforce its rights by suit in equity or action at law (without the posting of any bond and without proving that damages would be inadequate), whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Company or to take any one of more of such actions.  The Company shall be permitted to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity or otherwise.

(l)           Further Assurances. Each party shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

[SIGNATURE PAGE FOLLOWS]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Deferred Closing and Registration Rights Agreement as of the date first above written.

PURCHASER:

MACANDREWS & FORBES LLC

By:	/s/ Barry F. Schwartz
Barry F. Schwartz
Executive Vice Chairman

Address:

35 East 62nd Street
New York, NY 10065

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Deferred Closing and Registration Rights Agreement as of the date first above written.

SIGA TECHOLOGIES, INC.

By:	/s/ Ayelet Dugary
Ayelet Dugary
Chief Financial Officer

Address:

35 East 62nd Street
New York, NY 10065